UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

TCF National Bank, a subsidiary of TCF Financial Corporation (NYSE: TCB), and Independent Bank Corporation (NASDAQ: IBCP) announced today the execution of a definitive agreement for Independent Bank to acquire ten of TCF’s outstate branches in Battle Creek, Bay City and Saginaw, Michigan that have current total deposits of approximately $235 million.  It is anticipated that the transaction will be completed sometime during March 2007, pending regulatory approvals and the completion of other customary closing conditions.  The press release and the definitive agreement are included as Exhibits 99.1 and 99.2 to this current report.

Item 9.01    Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2006

99.2	Agreement between TCF National Bank and Independent Bank Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:  November 3, 2006

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